UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 27, 2020

Ring Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36057	90-0406406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 West Wall St. 3rd Floor Midland, TX	79701

(Address of principal executive offices) (Zip Code)

(432) 682-7464

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	REI	NYSE American

Item 2.02	Results of Operations and Financial Condition

On October 27, 2020, Ring Energy, Inc. (the “Company”) issued a press release providing information on its operations for the three months ended September 30, 2020. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 29, 2020, the Company appointed Mr. John A. Crum and Mr. Richard E. Harris to the Company’s board of directors (the “Board”). The Board has determined that Mr. Crum and Mr. Harris are “independent directors,” as such term is defined under the NYSE American Company Guide. In connection with the appointment of Mr. Crum and Mr. Harris, Mr. Stanley McCabe and Mr. David Fowler resigned from the Board on October 29, 2020, effective October 29, 2020.

Mr. Crum has been involved with worldwide oil and gas development for more than 40 years. He is the managing partner of JAC Energy Partners, LLC, which was formed to advise companies and individual investors in oil and gas exploration and development. Mr. Crum began his career with Conoco in 1975. He has held various positions within several independent exploration and production companies, including vice president of engineering and operations of Aquila Energy Corporation, district and regional manager for Pacific Enterprises Oil Company, and district engineer roles for Southland Royalty Company. From 1995 to 2011, Mr. Crum served in a variety of executive roles for Apache Corporation, including co-chief operating officer and president (North America), president of Apache Canada Ltd., managing director of Apache North Sea (UK), managing director of Apache Energy LTD. (Australia), and executive vice president for Eurasia and worldwide new ventures. From 2011 to 2014, Mr. Crum served as chairman, president and chief executive officer of Midstates Petroleum Company, Inc., where he led its initial public offering completed in April 2012 and the subsequent expansion of the company, with acquisitions totaling $1.3 billion. He directed a very active development program, increasing production to over 33,000 barrels of oil equivalent per day in 18 months. Mr. Crum holds a Bachelor of Science degree in petroleum engineering from the New Mexico Institute of Mining and Technology.

Mr. Harris began his career by entering the Management Development Program at The National City Bank of Cleveland in 1974 and remained there until 1979 in a variety of roles, including managing a profit center. From 1981 to 1995, Mr. Harris worked for BP America, Inc. (“BPA”)/SOHIO and held a variety of information technology, finance and treasury positions, including a two-year assignment working for BP Oil Europe in Brussels, Belgium. His last assignment before leaving BPA in 1995 was as Manager of Business Finance for BPA’s downstream oil business. In 1995, Mr. Harris joined Compaq Computer Corporation (“Compaq”) and until 1999 was responsible for implementing and leading capital markets, treasury financial planning and merger and acquisition business support. From 1999 to 2002, Mr. Harris was the Assistant Treasurer of Global Treasury at Compaq with responsibility for seven treasury departments around the world. In 2003, Mr. Harris joined Cummins Inc. (“Cummins”), and remained with Cummins until he retired in 2015. From 2008 to 2015, Mr. Harris was Vice President, Chief Investment Officer with responsibility for overseeing the sourcing, evaluation and execution of the Cummins’s acquisitions, investments, joint ventures and divestments on a global basis. Mr. Harris served as the Secretary of the Finance Committee of the board of directors of Cummins for the entirety of his 13-year tenure with the company. His key responsibilities in that role included financial planning, cash management, and pension management, as well as foreign exchange and debt hedging activities. Mr. Harris holds a Bachelor of Science degree in Mathematics, magna cum laude, and an MBA, both from John Carroll University in University Heights, Ohio.

Neither Mr. Crum nor Mr. Harris was appointed to the Board pursuant to any arrangement or understanding with any other person, and there are no current or proposed transactions between the Company and either of Mr. Crum or Mr. Harris or their respective immediate family members which would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

In connection with the appointments of Mr. Crum and Mr. Harris to the Board, the Board approved certain changes to the membership of the Board’s committees. The Board’s Audit Committee will now be comprised of Anthony B. Petrelli, Regina Roesener, Clayton E. Woodrum and Thomas L. Mitchell, with Mr. Woodrum serving as committee chair. The Board’s Compensation Committee will now be comprised of Mr. Mitchell, Mr. Crum and Mr. Woodrum, with Mr. Crum serving as committee chair. The Board’s Nominating and Corporate Governance Committee will now be comprised of Mr. Petrelli, Mr. Harris and Mr. Crum, with Mr. Petrelli serving as committee chair.

Item 7.01	Regulation FD Disclosure

The Company issued a press release on October 29, 2020 announcing the appointments of Mr. Crum and Mr. Harris to the Board. The press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information set forth under Item 2.02 of this Current Report on Form 8-K is hereby incorporated in Item 7.01 by reference.

The information in Item 2.02 and Item 7.01 of this Current Report on Form 8-K, including the attached Exhibits 99.1 and 99.2, is being furnished pursuant to Item 2.02 and Item 7.01 and shall not be deemed to be “filed” for any purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such Section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit
No.	Title of Document

99.1	Press Release, dated October 27, 2020.

99.2	Press Release, dated October 29, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ring Energy, Inc.

Date: November 2, 2020	By:	/s/ William R. Broaddrick
William R. Broaddrick
Chief Financial Officer